UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2011

INTERMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-29801	94-3296648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3280 Bayshore Boulevard

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (415) 466-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 31, 2011, our Board of Directors (the “Board”) appointed Angus C. Russell to serve as a director effective immediately. Mr. Russell will serve as a Class III Director with a term expiring at InterMune’s Annual Meeting of Stockholders to be held in 2012.

Mr. Russell, age 55, has served as Chief Executive Officer of Shire plc (“Shire”), a biopharmaceutical company, since June 2008 and a member of its Board of Directors since 1999. From December 1999 to June 2008, Mr. Russell served as Chief Financial Officer of Shire. Mr. Russell is a former Non-Executive Director of the City of London Investment Trust plc. Mr. Russell is a Chartered Accountant and is a Fellow of the Association of Corporate Treasurers.

In connection with his appointment to the Board, Mr. Russell will receive compensation consistent with our current compensation arrangements for non-employee directors, including cash compensation in the amount of $50,000 per year payable as an annual retainer to each non-employee director. Mr. Russell was also granted an option to purchase 9,000 shares of our common stock, which will vest in equal monthly installments over a three year period, and an option to purchase 3,500 shares of our common stock, which will vest in equal monthly installments until vested in full on May 31, 2012. Each of the option awards was granted under our Amended and Restated 2000 Non-Employee Directors’ Stock Option Plan with an exercise price equal to $25.50, the closing price of our common stock as reported by The NASDAQ Global Select Market on October 31, 2011. In addition, Mr. Russell was granted a restricted stock award of 3,600 shares of our common stock, which will vest in three equal installments on the first, second and third anniversary of the date of grant, and a restricted stock award of 1,458 shares of our common stock, which will vest in full on the date of our 2012 Annual Meeting of Stockholders, in each case, pursuant to our Amended and Restated 2000 Equity Incentive Plan. The continued vesting of each of the option awards and restricted stock awards is contingent upon Mr. Russell’s continued service to InterMune. We also intend to enter into our standard form of indemnification agreement with Mr. Russell.

InterMune intends to file an amendment to this Current Report on Form 8-K pursuant to Item 5.02(d)(3) at such time, if at all, that Mr. Russell is appointed as member of a committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2011	INTERMUNE, INC.

	By:	/s/ John C. Hodgman
John C. Hodgman
Senior Vice President of Finance Administration and Chief Financial Officer